UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2013

FULUCAI PRODUCTIONS LTD.
Exact name of registrant as specified in its charter

Nevada	000-54154	68-0680436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1250, 639 – 5 Avenue SW, Calgary, Alberta, Canada	T2P 0M9
(Address of principal executive offices)	(Zip Code)

(403) 613-7310
Registrant’s telephone number, including area code

55 Broad Street, 15th Floor, New York, NY 10004 (646) 967-4459
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8. OTHER EVENTS

Item 8.01 Other Event

Fulucai Productions Ltd.  (the "Company") filed its Annual Report on Form 10-K including audited financial statements to the fiscal year ended April 30, 2013 with the Securities and Exchange Commission, as well as the System for Electronic Document Analysis and Retrieval (“SEDAR”) to comply with the requirements of the Alberta Securities Commission (the “ASC”) under Multi-Lateral Instrument 51-105 on July 29, 2013.

Further the Company has concurrently filed on SEDAR certain other supplemental disclosure documents required to be included in the filings with the ASC in order to comply with Canadian securities regulations under National Instruments 51-102, 52-109, 52-110 and 58-101. The required form of Management’s Discussion and Analysis and certain schedules thereto that are compliant with the requirements of Multi-Lateral Instrument 51-105 have been appended hereto as Ex 99.2.

Further the Company has filed on SEDAR amended Management’s Discussion and Analysis for the interim periods ended July 31, 2012, October 31, 2012 and January 31, 2013 in the format as required under Multi-Lateral Instrument 51-105 and National Instrument 52-109.  These filings have been appended hereto as Exhibits 99.3, 99.4 and 99.5.

The Company has today issued a press release via Marketwire, attached hereto as Ex 99.1, containing the information set out above.

Item 9.01. Financial Statements and Exhibits.

(c). Exhibits.

Number	Exhibit
99.1	Press Release disseminated July 30, 2013
99.2	Required Supplemental Disclosure Documents filed as required with the Alberta Securities Commission under MI-51-105 for the fiscal year ended April 30, 2013
99.3	Management’s Discussion and Analysis for the interim period ended July 31, 2012
99.4	Management’s Discussion and Analysis for the interim period ended October 31, 2012
99.5	Management’s Discussion and Analysis for the interim period ended January 31, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FULUCAI PRODUCTIONS LTD.

Dated: July 30, 2013	By:	/s/ Mo Fazil
	Name:	Mo Fazil
	Title:	Chief Executive Officer, and Director